                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  /X/

Filed by a party other than the Registrant  o


Check the appropriate box:

    o   Preliminary Proxy Statement
    o Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   /X/  Definitive Proxy Statement
    o   Definitive Additional Materials
    o   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              OAK TECHNOLOGY, INC.
                (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):

   /X/  No fee required.

    o   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies: N/A

        (2)  Aggregate number of securities to which transaction applies: N/A

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

        (4)  Proposed maximum aggregate value of transaction:  N/A

        (5)  Total fee paid:  N/A



    o   Fee paid previously with preliminary materials.

    o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid: N/A

        (2)  Form, Schedule or Registration Statement No.: N/A

        (3)  Filing Party: N/A

        (4)  Date Filed: N/A

                              OAK TECHNOLOGY, INC.
                                 139 KIFER COURT
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 737-0888

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 5, 2002

To Our Stockholders:

         We will hold the 2001 annual meeting of stockholders of Oak Technology, Inc. at 8:30 a.m., local time, on Tuesday, February 5, 2002 at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, to consider the following proposals:

        1. To elect three Class I directors to hold office for a three-year term or until their successors are elected and qualified;

        2. To approve an amendment to the 1994 Employee Stock Purchase Plan to provide for:

             o automatic annual increases in the number of shares authorized for issuance under the plan by the lesser of (a) one percent of the then outstanding shares of Oak common stock, (b) 500,000 shares, or (c) a lesser amount determined by the Board;

             o consecutive and overlapping 24-month offering periods that begin every six months (with each 24-month offering period consisting of four six-month purchase periods);

             o under the plan that, to the extent the fair market value of Oak common stock on any exercise date in an offering period is lower than the fair market value of Oak common stock on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following offering period as of the first day thereof;

             o a purchase price per share equal to the lower of (a) 85% of the fair market value of a share of common stock on the first day of the offering period or (b) 85% of the fair market value of a share of common stock on the last day of the purchase period; and

             o a limit of 500 shares that can be purchased during any purchase period by a participant;

        3. To approve an amendment to the 1994 Stock Option Plan to increase the number of shares of common stock authorized for issuance over the term of the Option Plan by 1,900,000 shares;

        4. To approve an amendment to the 1994 Directors' Stock Option Plan to eliminate the restriction that the provisions of the Directors Plan regarding eligibility to participate in the plan and the amount, price, vesting, payment terms and timing of grants of options may not be amended more than once every six months;

        5. To ratify the appointment of PricewaterhouseCoopers LLP as Oak's independent public accountants for the fiscal year ending June 30, 2002; and

        6. To transact any other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS BEFORE YOU.

        We describe the proposals more fully in the accompanying proxy statement, which we urge you to read.

        Only stockholders of record at the close of business on December 10, 2001 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement.

        YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR CALL THE TOLL-FREE TELEPHONE NUMBER OR USE THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING EVEN IF YOU HAVE RETURNED A PROXY.


                                             By order of the Board of Directors,

                                             /s/ David J. Power
                                             -----------------------------------
                                             David J. Power
                                             Vice President, General Counsel
                                             & Secretary

Sunnyvale, California
December 21, 2001

                              OAK TECHNOLOGY, INC.
                                 139 KIFER COURT
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 737-0888

                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------


                                  INTRODUCTION

        The accompanying proxy is solicited by the Board of Directors of Oak Technology, Inc., a Delaware corporation ("we," "us," "Oak" or the "Company"), for use at the 2001 annual meeting of stockholders to be held on Tuesday, February 5, 2002 at 8:30 a.m. local time, or any adjournment thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. The annual meeting will be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California.

        These proxy solicitation materials were mailed on or about December 21, 2001 to all stockholders entitled to vote at the annual meeting.


                           QUESTIONS AND ANSWERS ABOUT
                   THE PROXY MATERIALS AND THE ANNUAL MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

        We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders which will take place on February 5, 2002. This Proxy Statement summarizes information concerning the proposal. This information will help you to make an informed vote at the annual meeting.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

There are four proposals scheduled to be voted on at the meeting:

        (1)     The election of three Class I directors.
        (2) The approval of an amendment to the 1994 Employee Stock Purchase Plan to provide for:

                o automatic annual increases in the number of shares authorized for issuance under the plan by the lesser of (a) one percent of the then outstanding shares of Oak common stock, (b) 500,000 shares, or (c) a lesser amount determined by the Board;

                o consecutive and overlapping 24-month offering periods that begin every six months (with each 24-month offering period consisting of four six-month purchase periods);

                o under the plan that, to the extent the fair market value of Oak common stock on any exercise date in an offering period is lower than the fair market value of Oak common stock on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following offering period as of the first day thereof;

                o a purchase price per share equal to the lower of (a) 85% of the fair market value of a share of common stock on the first day of the offering period or (b) 85% of the fair market value of a share of common stock on the last day of the purchase period; and

                o a limit of 500 shares that can be purchased during any purchase period by a participant.

        (3) The approval of an amendment to the 1994 Stock Option Plan to increase the number of shares of common stock authorized for issuance over the term of the Option Plan by 1,900,000 shares.

        (4) The approval of an amendment to the 1994 Directors' Stock Option Plan to eliminate the restriction that the provisions of the Directors Plan regarding eligibility to participate in the plan and the amount, price, vesting, payment terms and timing of grants of options may not be amended more than once every six months.

        (5)     The ratification of independent accountants.

WHAT IS OUR VOTING RECOMMENDATION?

        Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

WHO IS ENTITLED TO VOTE?

        Only stockholders of record of our common stock at the close of business on December 10, 2001 are entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, there were 55,212,876 shares of our common stock outstanding and entitled to vote, held of record by 263 stockholders. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

        Most Oak stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        STOCKHOLDER OF RECORD

        If your shares are registered directly in your name with our transfer agent, EquiServe, you are considered, with respect to those shares, the STOCKHOLDER OF RECORD, and these proxy materials are being sent directly to you by us. As the STOCKHOLDER OF RECORD, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        BENEFICIAL OWNER

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the STOCKHOLDER OF RECORD. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the STOCKHOLDER OF RECORD, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

        Shares held directly in your name as the STOCKHOLDER OF RECORD may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

        EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        BY INTERNET - If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card. You may vote via the Internet at the following address on the World Wide Web: WWW.EPROXYVOTE.COM/OAKT.

        BY TELEPHONE - If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card. Stockholders may vote telephonically by calling EquiServe toll-free at 1-877-779-8683.

        BY MAIL - You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How are votes counted?".

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

        Yes. You can change your vote at any time before we vote your proxy at your meeting. You can do so in several ways:

        o First, you can send a written notice to our Corporate Secretary at our principal executive offices in Sunnyvale, California stating that you would like to revoke your proxy.

        o Second, you can complete a new proxy card and send it to our Corporate Secretary, and the new proxy card will automatically replace any earlier dated proxy card that you returned.

        o    Third, you can attend the annual meeting and vote in person.

        o Fourth, if you instructed a broker to vote your shares, follow your broker's directions for changing those instructions.

        If you choose to revoke your proxy by attending the annual meeting, you must vote at the meeting in accordance with the rules for voting at the annual meeting. Attending the annual meeting will not, by itself, constitute revocation of a proxy.

HOW ARE VOTES COUNTED?

        In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of our nominees to the Board, "FOR" all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

WHAT VOTE IS REQUIRED TO APPROVE EACH OF THE PROPOSALS?

        With respect to the proposal to elect three Class I directors, the three nominees receiving the greatest number of votes will be elected, even if they receive less than a majority of shares present and entitled to vote. Abstentions are not counted towards the tabulation of votes cast for the election of directors.

        All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

        It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

        We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of fiscal year 2002.

WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

        Other than the four proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

MUST A MINIMUM NUMBER OF STOCKHOLDERS VOTE OR BE PRESENT AT THE ANNUAL MEETING?

        A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares that are voted "FOR", "AGAINST", "WITHHELD" OR "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the annual meeting with respect to such matter. The inspector of election will also treat broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

        Stockholders may not cumulate votes in the election of directors.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

        We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications, Inc. ("GSC") to assist us in the distribution of proxy materials and the solicitation of votes. We will pay GSC a fee of $8,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

GENERAL

        We have a classified Board of Directors currently consisting of three Class I directors (Peter Simone, Young K. Sohn and Timothy Tomlinson), two Class II directors (Albert Y. C. Yu and K.C. Murphy), and two Class III directors (Richard B. Black and David Rynne) who serve for three-year terms or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on that annual meeting date. The term for Class I directors expires on the date of the 2001 annual meeting, the term for Class II directors expires in 2002, and the term for Class III directors expires in 2003. Vacancies on the Oak Board resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by vote of the stockholders) may be filled by a majority vote of the directors then in office, and directors so chosen will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

        Management's nominees for election by the stockholders as Class I directors are Peter Simone, Young K. Sohn and Timothy Tomlinson, the current Class I directors. If elected, the nominees will serve as directors until our annual meeting of stockholders held with respect to fiscal year 2004, or until their successors are elected and qualified. If any of these nominees declines to serve, proxies may be voted for a substitute nominee as we may designate.

        If a quorum is present and voting, the three nominees for Class I directors receiving the highest number of votes "FOR" will be elected as the Class I directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. SIMONE, MR. SOHN AND MR. TOMLINSON.


                                    DIRECTORS

        The following sets forth certain information concerning our current directors, including the Class I nominees to be elected at this annual meeting.

  NAME                               AGE                  POSITIONS WITH THE COMPANY               DIRECTOR SINCE
-------------------------------    ---------------      ----------------------------------       -------------------

CLASS I DIRECTOR NOMINEES:
Peter Simone                         54                   Director                                 2000
Young K. Sohn                        45                   Chairman of the Board of                 1998
                                                          Directors, President and Chief
                                                          Executive Officer
Timothy Tomlinson                    51                   Director                                 1988

CLASS II  DIRECTORS WHOSE TERM EXPIRES AT THE 2002 ANNUAL MEETING:
Albert Y. C. Yu                      60                   Director                                 1999
K.C. Murphy                          47                   Director                                 2001

CLASS III DIRECTORS WHOSE TERM EXPIRES AT THE 2003 ANNUAL MEETING:
Richard B. Black                     68                   Vice Chairman of the Board of            1992
                                                          Directors
David Rynne                          60                   Director                                 2001



        Mr. Simone has been a director of Oak since January 2000. Since June 2001, Mr. Simone has served as Executive Chairman of Speed Farm - IPEC, Inc. He served as President and as a director of Active Control Experts, Inc. from September 2000 to January 2001, and as a consultant from February to August 2000 and from February to June 2001. From October 1997 to January 2000, when Xionics Document Technologies, Inc. was acquired by Oak, Mr. Simone served as Xionics' Chief Executive Officer and President. He served as Chief Operating Officer and President of Xionics from April 1997 until October 1997. Prior to joining Xionics, Mr. Simone served as Group Vice President of Simplex Time Recorder Company, a manufacturer and supplier of hardware and software based systems for workforce management, building life safety, and security from December 1992 until December 1996. Mr. Simone is a director of Cymer Inc. and Defect Yield Management, Inc. Mr. Simone holds a B.S.A. in accounting from Bentley College and an M.B.A. from Babson College.

        Mr. Sohn joined Oak as President and Chief Executive Officer in February 1999. He has also been a director of Oak since January 1998 and the Chairman of the Board since July 2001. Prior to joining Oak, and since January 1993, Mr. Sohn was employed by Quantum Corporation, most recently as President of its Hard Drive Business. From August 1983 to January 1993, he acted as Director of Marketing at Intel Corporation. Mr. Sohn currently serves on the board of directors of Hynix Semiconductor Inc. and PLX Technology Inc. He holds a B.S. in electrical engineering from the University of Pennsylvania and an M.S. (M.B.A.) from the Massachusetts Institute of Technology.

        Mr. Tomlinson has been a director of Oak since June 1988. He has been a partner of Tomlinson Zisko Morosoli & Maser LLP, a law firm, since 1983. He also currently serves as the Managing Director of Tierra del Oro, a venture capital fund. Mr. Tomlinson is a director of Portola Packaging, Inc., VeriSign, Inc., SmartDisk Corporation, as well as several private companies. Mr. Tomlinson holds a B.A. degree in economics, an M.B.A., and a J.D. from Stanford University.

        Dr. Yu has been a director of Oak since August 1999. He is a Senior Vice President of Intel Corporation responsible for corporate strategic programs ranging from opto-electronics to computing and communications. Prior to that he was Senior Vice President responsible for Intel Architecture products such as microprocessors, architecture, design technology and research activities. He has been with Intel for approximately 25 years. Prior to joining Intel, Dr. Yu was the head of device physics at Fairchild Semiconductor. Dr. Yu received his B.S. in electrical engineering from the California Institute of Technology and a M.S. and Ph.D. in electrical engineering from Stanford University.

        Mr. Murphy has been a director of Oak since October 2001. Mr. Murphy served as Vice President and General Manager of AdvancedMixed-Signal Businesses for Broadcom Corporation from 2000 to 2001. Prior to Broadcom, Mr. Murphy was President, Chief Executive Officer and Chairman of Pivotal Technologies from 1999 until its acquisition by Broadcom in June 2000. Before joining Pivotal, from 1996 to 1999, Mr. Murphy was Executive Vice President,Strategic Business Group and Corporate Strategy for Cadence Design Systems. Prior to Cadence, Mr. Murphy spent 17 years with Advanced Micro Devices where he held various management positions in strategic marketing, product development, and technical applications. Mr. Murphy holds a B.S. degree in electrical engineering from the Massachusetts Institute of Technology.

        Mr. Black has been a director of Oak since November 1992 and was also a director from December 1989 to January 1991. He also served as President of Oak from January 1998 to February 1999, as well as acting President of Oak's optical storage group from August 1998 to February 1999. From August 1983 to the present, Mr. Black has served as Chairman of ECRM Incorporated, a manufacturer of electronic publishing equipment. Since April 2001, he has also served as President of Luxcore Networks, Inc., an optical networking company. From April 1987 to December 1998, he was general partner of KBA Partners, LP, a technology venture capital partnership, and from September 2000 to the present, general partner of OPNet Partners LP, a technology investment partnership. Mr. Black is also a director of Gabelli Group Capital Partners, Morgan Group Inc., GSI Lumonics, Antigen Communications, Inc. as well as several private companies. Mr. Black holds a B.S. degree in civil engineering from Texas A&M University and an M.B.A. from Harvard University.

        Mr. Rynne has been a director of Oak since June 2001. Mr. Rynne is a retired senior financial executive with more than 35 years of experience in growing technology companies. Most recently, Mr. Rynne served as Chief Executive Officer of Receipt.com from July to December 1999 and as Vice President at Nortel Networks from August 1998 to June 1999. He served as Chief Financial Officer at Bay Networks from January 1997 to August 1998. Prior to joining Bay Networks, Mr. Rynne served as Chief Financial Officer at Tandem Computers from June 1983 to December 1996, and held a variety of financial management positions during an 18-year career at Burroughs Corporation. He is currently Chairman of the Board of Directors of Netfuel, Inc, a programmable network company; and serves on the Board of Directors of PD-LD, Inc., a fiber optic component company.

BOARD AND COMMITTEE MEETINGS

        During the fiscal year ended June 30, 2001, our Board held six formal meetings. During fiscal 2001, each of the directors who was then in office attended at least 75% of the total number of Board meetings held and at least 75% of the total number of committee meetings on which such director served.

        The Board of Directors currently has an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee and the Compensation Committee are each composed of independent, non-employee directors in accordance with applicable securities and treasury regulations.

        AUDIT COMMITTEE. The Audit Committee's function is to assist the Board in fulfilling its financial oversight responsibilities and to review our financial reporting process, systems of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee also performs those functions set forth in a written charter adopted by our Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement. During fiscal year 2001, Messrs. Black, Simone and Tomlinson served on the Audit Committee. Since July 2001, the Audit Committee has been comprised of Messrs. Rynne, Simone and Tomlinson. The Audit Committee held seven formal meetings during the fiscal year ended June 30, 2001.

        COMPENSATION COMMITTEE. The Compensation Committee's primary function is to provide guidance and leadership to the Board and senior management of Oak to enable them to design and execute compensation programs which attract and retain key talents. The primary role of the Compensation Committee is to review and approve salary, bonus, stock options and other benefits, direct or indirect, of our employees. During fiscal year 2001, Mr. Hsu and Dr. Yu served on the Compensation Committee. Since July 2001, the Compensation Committee has been comprised of Mr. Rynne and Dr. Yu. The Compensation Committee held six formal meetings during the fiscal year ended June 30, 2001.

        NOMINATING COMMITTEE. The Nominating Committee proposes a slate of directors for election by our stockholders at each annual meeting and candidates to fill any vacancies on the Board. During fiscal year 2001, Dr. Yu and Mr. Black served on the Nominating Committee. The Nominating Committee held four formal meetings during the fiscal year ended June 30, 2001.

DIRECTOR COMPENSATION

        Each non-employee director receives an annual retainer of $20,000 and a quarterly meeting fee of $2,000. In addition, all non-employee directors of Oak receive up to an additional $2,500 per fiscal quarter if they serve as a chairman of a committee of our Board or up to an additional $1,500 per fiscal quarter if they serve as a member (other than chairman) of a committee of our Board.

        In December 1994, the Board adopted, and in January 1995 our stockholders approved, the 1994 Directors' Option Plan (the "Directors Plan"), which provides for the automatic grant of options to purchase shares of common stock to our non-employee directors. The maximum number of shares of common stock that may be issued pursuant to options granted under the Directors Plan is 500,000. The maximum number of shares of common stock that may be issued to any one non-employee director under the Directors Plan is 80,000. The Directors Plan provides for an automatic initial grant of options for 20,000 shares of common stock to each non-employee director who on or after December 13, 1994 becomes a member of the Board, on the date the non-employee director first joins the Oak Board (the "Initial Grant"). Each year following the date on which our Board adopted the Directors Plan, on the date of our annual meeting of stockholders, each non-employee director is automatically granted an additional option for 6,000 shares of common stock (a "Succeeding Grant"). Each Initial Grant and each Succeeding Grant vests as to 24% of the shares on the one-year anniversary of the date of grant and as to 2% of the shares per month thereafter, so long as the non-employee director remains a member of our Board. Notwithstanding anything to the contrary, in the event a non-employee director has not yet vested as to 24% of an Initial Grant or a Succeeding Grant and such non-employee director is not re-elected at the annual stockholders' meeting immediately following such grant, 24% of such grant accelerates and becomes immediately exercisable.

        Under the Directors Plan, in June 2001, Mr. Rynne received an Initial Grant of 20,000 shares at an exercise price of $10.41 per share. In December 2000, each of Messrs. Black, Simone, Tomlinson, Tsang and Yu received a Succeeding Grant under the Directors' Plan of 6,000 shares at an exercise price of $10.125 per share.

        In addition to the Initial Grant from the Directors Plan as described above, Mr. Rynne also received in June 2001, an option under the 1994 Stock Option Plan for 30,000 shares at an exercise price of $10.41 per share. Mr. Rynne's options will vest as to 24% of the shares on the one-year anniversary of the date of grant and as to 2% of the shares per month thereafter.

        In April 2001, as a result of the limitations imposed by the Directors' Plan, the Board adopted a resolution providing that future grants of options to purchase shares of common stock to our non-employee directors may be made from the Company's 1994 Stock Option Plan. The

Board authorized an initial grant from the 1994 Stock Option Plan of an option for up to 50,000 shares of common stock to each non-employee director who becomes a member of the Board, on the date the non-employee director first joins the Oak Board. Mr. Murphy received in October 2001, an option under the 1994 Stock Option Plan for 50,000 shares at an exercise price of $7.88 per share. Mr Murphy's options vest commencing as of the date of the grant at 2% of the shares per month.

        In April 2001, the Board also authorized the supplemental grant of options to current non-employee directors to bring them to this level. Each year, on the date of our annual meeting of stockholders, each non-employee director will be automatically granted an additional option for 12,500 shares of common stock. Oak believes that these option grants are necessary to ensure that Oak remains competitive with other companies in attracting and retaining qualified board members. Each of these options vests as to 24% of the shares on the one-year anniversary of the date of grant and as to 2% of the shares per month thereafter, so long as the non-employee director remains a member of our Board.

                                   PROPOSAL 2

           APPROVAL OF AMENDMENTS TO 1994 EMPLOYEE STOCK PURCHASE PLAN

        Our stockholders are being asked to approve an amendment to our 1994 Employee Stock Purchase Plan (the "Purchase Plan") which will provide for automatic annual increases in the number of shares authorized for issuance under the Purchase Plan in an amount equal to the lesser of (i) one percent of the outstanding shares of Oak common stock at the time of the increase, (ii) 500,000 shares or (iii) a lesser number of shares determined by the Board of Directors. If this amendment, which is commonly referred to as an "evergreen" provision, is approved by the stockholders, these increases in authorized plan shares (rounded downward, if necessary, to eliminate fractional shares) will automatically occur on the first day of each fiscal year, commencing with the 2002 fiscal year and continuing over the remaining term of the plan.

        Our stockholders are also being asked to approve an amendment to the Purchase Plan providing for:

        o a series of consecutive and overlapping 24-month offering periods that begin every six months, with each 24-month offering period consisting of four six-month purchase periods;

        o under the plan that, to the extent the fair market value of Oak common stock on any exercise date in an offering period is lower than the fair market value of Oak common stock on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following offering period as of the first day thereof;

        o a purchase price per share, at which common stock will be purchased on the participant's behalf on each purchase date, equal to the lower of (a) 85% of the fair market value of a share of common stock on the first day of the offering period or (b)

             85% of the fair market value of a share of common stock on the last day of the purchase period; and

        o a limit of 500 shares that can be purchased during any purchase period by a participant.

        The Board of Directors believes that the Purchase Plan is an important factor in attracting and retaining highly qualified individuals and in motivating such individuals to devote their maximum efforts toward the advancement of the Company. The Board believes that each of the above amendments furthers these objectives by assuring continuing availability of common stock to our employees through the Purchase Plan on a favorable basis, which will not only serve as a reward for the efforts of our employees, but will also build an equity ownership interest in Oak which will align the interests of the our employees with those of our stockholders. The Board believes that the evergreen feature will provide our Company and our stockholders with the consistent and predictable source of common stock needed to maintain employee equity participation comparable to businesses with which we compete in recruiting and retaining highly-skilled employees. An evergreen provision could also reduce our costs by minimizing the frequency with which amendments to the Purchase Plan must be submitted to stockholders for the purpose of increasing authorized shares to accommodate our growth and the potential expansion of eligible employees under the Purchase Plan.

        The evergreen amendment will not reduce Oak's flexibility in future financing and capital-raising efforts since the Board will retain the right to reduce the actual amount of any evergreen increase to the plan in the event that the number of shares otherwise allocated for issuance under the Purchase Plan would conflict with the then current needs of Oak to issue shares of its common stock for other purposes.

        All share and per share amounts included in this Proposal reflect the two-for-one (2-for-1) stock split effected on March 28, 1996.

        In December 1994, the Board of Directors adopted the Purchase Plan, under which 600,000 shares of common stock were reserved for issuance. The Purchase Plan was subsequently approved by the stockholders in February 1995. The Purchase Plan was amended in July 1998 to (i) increase the share reserve by 1,000,000 shares, (ii) extend the term of the Purchase Plan to February 6, 2005, and (iii) render employees of our affiliates eligible to participate in the Purchase Plan. This amendment was subsequently approved by the stockholders. The Purchase Plan was further amended in October 2000 to increase the share reserve by an additional 700,000 shares, which amendment was subsequently approved by the stockholders.

        The amendments to the Purchase Plan which are the subject of this Proposal were adopted by the Board of Directors on January 17, 2001, subject to approval by the stockholders at the annual meeting.

        The terms and provisions of the Purchase Plan, as amended, are summarized below. The summary, however, does not purport to be a complete description of all the provisions of the

Purchase Plan. You may obtain a copy of the actual plan document by sending a written request to our Corporate Secretary at our principal executive offices in Sunnyvale, California.

PURPOSE

        The purpose of the Purchase Plan is to provide eligible employees of Oak and its participating affiliates with the opportunity to acquire a proprietary interest in us through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. Participating affiliates may include any of our parent or subsidiary corporations, whether now existing or hereafter established, which elect to extend the benefits of the Purchase Plan to their eligible employees.

SHARE RESERVE

        The maximum number of shares which may be issued over the ten (10) year term of the Purchase Plan, is 2,300,000 shares. As of November 1, 2001, 812,621 shares were available for issuance under the Purchase Plan.

        Under the proposed amendment, the number of shares reserved for issuance under the Purchase Plan will automatically increase the first day of each fiscal year by that number of shares that equals the lesser of (a) one percent of the outstanding shares of Oak common stock at the time of the increase, (b) 500,000 shares or (c) a lesser number of shares determined by the Board of Directors.

        In the event any change is made to the outstanding shares of common stock by reason of any re-capitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum aggregate number and class of securities purchasable by all participants on any one purchase date, and (iii) the class and maximum number of securities subject to each outstanding participation election and the purchase price payable per share thereunder.

ADMINISTRATION

        The Purchase Plan is administered by the Compensation Committee of the Board of Directors. Such Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by us without charge to participants.

OFFERING AND PURCHASE PERIODS

        Under the Purchase Plan, shares are issued through a series of successive six (6)-month purchase periods. Purchase periods currently run from the first business day of February to the last business day of July each year, and from the first business day in August to the last business day in January of the following year until the Purchase Plan terminates. Each participant is granted an option to purchase shares of common stock for each purchase period in which he or she participates. The option will be granted on the first business day of each purchase period and will be automatically exercised on the last business day of each purchase period. Each option entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant's payroll deductions for the purchase period by the purchase price in effect for such period.

        Under the proposed amendment, the Purchase Plan will be implemented by a series of overlapping, consecutive offering periods lasting for twenty-four months, with a new offering period commencing on the first business day of February and the first business day of August each year. Each 24 month offering period will include four six-month purchase periods, during which payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant's accumulated payroll deductions. The participant will have a separate purchase right for each offering period in which he or she participates.

        The proposed amendment also provides that, to the extent permitted by any applicable laws, regulations or stock exchange rules, if the fair market value of Oak common stock on any exercise date in an offering period is lower than the fair market value of Oak common stock on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following offering period as of the first day thereof.

ELIGIBILITY

        Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of Oak or any participating affiliate is eligible to participate in the Purchase Plan. An individual who is an eligible employee at the start of any offering period may join that offering period at that time. An individual who first becomes an eligible employee after such start date may join the Purchase Plan on the start date of any subsequent offering period on which he or she is an eligible employee.

        As of November 1, 2001, approximately 466 employees, including 5 executive officers, were eligible to participate in the Purchase Plan.

PAYROLL DEDUCTIONS

        Each participant may authorize payroll deductions in any multiple of 1% of his or her base compensation, up to a maximum of ten percent (10%).

PURCHASE PRICE

        The purchase price per share at which common stock will be purchased on the participant's behalf on each purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of common stock on the start date of the purchase period or (ii) the fair market value per share of common stock on that purchase date.

        Under the proposed amendment, the purchase price per share at which common stock will be purchased on the participant's behalf on each purchase date will be equal to the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

PURCHASE PROVISIONS

        On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase period. The number of shares purchased during any purchase period by a participant may not exceed 125% of the number of shares which may be purchased at a price equal to 85% of the fair market value of common stock on the first day of such purchase period.

        Under the proposed amendment, the number of shares purchased during any purchase period by a participant may not exceed 500.

VALUATION

        The fair market value per share of common stock on any relevant date will be the closing selling price per share on such date on the Nasdaq National Market. On November 1, 2001, the closing selling price per share of common stock was $10.21 per share.

SPECIAL LIMITATIONS

        The Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

        (i) No option may be granted to any individual who owns stock (including stock purchasable under any outstanding participation elections) possessing 5% or more of the total combined voting power or value of all classes of stock of Oak or any of its affiliates.

        (ii) No option granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such option is granted) for each calendar year the option remains outstanding at any time.

        (iii) No participant may purchase during any one purchase period more than the number of shares of common stock which exceeds 125% of the number of shares of common stock which may be purchased at a price equal to 85% of the fair market value of the common stock on the first day of the purchase period.

        Under the proposed amendment, the number of shares purchased during any purchase period by a participant may not exceed 500.

TERMINATION OF OPTIONS

        The option will immediately terminate upon the participant's loss of eligible employee status or upon his or her affirmative withdrawal from the purchase period. The payroll deductions collected for the purchase period in which the option terminates will be immediately refunded.

STOCKHOLDER RIGHTS

        No participant will have any stockholder rights with respect to the shares of common stock covered by his or her option until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

         No option will be assignable or transferable other than in connection with the participant's death and will be exercisable only by the participant during his or her lifetime.

ACQUISITION

        In the event we are acquired by merger or asset sale during a purchase period, we will have the power to make the following binding arrangements: (i) purchase the shares subject to outstanding participation elections for the purchase period occurring at such time at a purchase price equal to 85% of the lower of (A) the fair market value per share of common stock on the start date of the offering period during which the acquisition occurs or (B) the fair market value per share of common stock immediately prior to such acquisition;
(ii) cause the acquiring corporation to assume all outstanding purchase elections or (iii) cancel all of the outstanding participation elections and options to purchase shares in return for payment by us of an amount not less than the amount credited to the participant's stock purchase account.

AMENDMENT AND TERMINATION

        The Purchase Plan will terminate upon the earliest to occur of (i) February 6, 2005, (ii) the date on which all available shares are issued or
(iii) the date on which all outstanding participation elections are exercised in connection with an acquisition of us.

        The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan except in connection with certain changes in our capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

STOCK ISSUANCES

        The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, the following information with respect to Purchase Plan transactions effected during the period from July 1, 2000 to November 1, 2001: (i) the number of shares of common stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of common stock in connection with the purchases.


                           PURCHASE PLAN TRANSACTIONS

                          NAME                                            NUMBER OF SHARES             WEIGHTED AVERAGE
                                                                                                        PURCHASE PRICE

Young K. Sohn                                                                           -                           -
John Edmunds                                                                            -                           -
Simon P. Dolan                                                                      1,493                    $9.60859
Shlomo Waser                                                                            -                           -
David J. Power                                                                          -                           -
William L. Housley (1)                                                                  -                           -
All current executive officers as a group (5 persons)                               1,493                     9.60859
All non-employee directors as a group (5 persons)                                       -                           -
All current employees, including current officers who                             293,861                    $8.26039
are not executive officers as a group (462 persons)


(1) Mr. Housley resigned as Vice President and General Manager, Optical Storage Group in January 2001.

NEW PLAN BENEFITS

        As of November 1, 2001, no option grants have been made under the Purchase Plan on the basis of the automatic share increase provision which is the subject of this Proposal 2.

FEDERAL TAX CONSEQUENCES

        The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, in connection with the grant or the exercise of an outstanding option. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares at the time the option was granted exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the stock at the time of disposition of the stock exceeded the purchase price paid for those shares. Any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to any income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of the option grant exceeded the purchase price or (ii) the amount by which the fair market value of the shares at the time of the individual's death exceeded the purchase price will constitute ordinary income in the year of death. We will not be entitled to any income tax deduction even though the employee will recognize income.

ACCOUNTING TREATMENT

        Under current accounting rules, the issuance of common stock under the Purchase Plan will not result in a compensation expense chargeable against our reported earnings.

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the annual meeting is required for approval of the amendment to the Purchase Plan. Should such stockholder approval not be obtained, then the amendments to the Purchase Plan will not be implemented. The Purchase Plan will, however, continue to remain in effect, and stock grants may continue to be made pursuant to the provisions of the Purchase Plan prior to its amendment until the available reserve of common stock under such plan is issued.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN OUR COMPANY'S BEST INTERESTS TO MAINTAIN A PROGRAM OF STOCK OWNERSHIP FOR OUR EMPLOYEES IN ORDER TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE A PROPRIETARY INTEREST IN US AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN OUR SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                                   PROPOSAL 3

                 APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN

        Our stockholders are being asked to approve an amendment to the 1994 Stock Option Plan (the "Option Plan") to increase the number of shares of common stock available for issuance by 1,900,000 shares.

        All share and per share amounts included in this Proposal reflect the two-for-one (2-for-1) stock split effected on March 28, 1996.

        The Option Plan became effective on December 13, 1994. Under the Option Plan, 6,000,000 shares of Common Stock were originally reserved for issuance. The Option Plan was amended in July 1998 to (i) increase the share reserve by an additional 6,000,000 shares, (ii) render non-employee Board members eligible to receive option grants under the Option Plan, and (iii) eliminate the restriction that the individuals who serve on the Compensation Committee may not receive option grants under the Option Plan. This amendment was subsequently approved by the stockholders. The Option Plan was further amended in October 2000 to increase the share reserve by an additional 1,900,000 shares, which amendment was subsequently approved by the stockholders.

        The amendments to the Option Plan, which are the subject of this Proposal, were adopted by the Board of Directors in October 2001, subject to approval by the stockholders at the annual meeting.

        The proposed share increase will assure that a sufficient reserve of common stock is available under the Option Plan to attract and retain the services of employees, which is essential to our long-term growth and success.

        The following is a summary of the principal features of the Option Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. You may obtain a copy of the actual plan document by sending a written request to our Corporate Secretary at our principal executive offices in Sunnyvale, California.

PLAN ADMINISTRATION

        The Compensation Committee of the Board, and the Board itself, have separate but concurrent authority to administer the Option Plan. The Plan Administrator (which as used in this summary will mean either the Compensation Committee or the Board to the extent each such entity is administering the Option Plan) will have complete discretion, subject to the provisions of the Option Plan, to authorize option grants under the Option Plan.

SHARE RESERVE

        The maximum number of shares of our common stock available for issuance over the term of the Option Plan may not exceed 15,800,000 shares, including the 1,900,000 share increase for which stockholder approval is sought under this Proposal. As of November 1, 2001, 2,889,000 shares were available for future option grants under the Option Plan. Assuming stockholder approval of this Proposal, the number of shares available for future option grants will be increased to 4,789,000. In no event may any one participant in the Option Plan receive options for more than 1,600,000 shares in the aggregate over the term of the Option Plan.

        The shares of common stock issuable under the Option Plan may be drawn from shares of our authorized but unissued common stock or from shares of common stock reacquired by us, including shares repurchased on the open market.

        In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Option Plan and to each outstanding option.

        Should an option expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Option Plan. Unvested shares issued under the Option Plan and subsequently repurchased by us at the original exercise price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Option Plan.

ELIGIBILITY

        Officers and other employees of Oak and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the Board of Directors of its parent or subsidiaries and consultants and independent advisors of Oak and its parent and subsidiaries are eligible to participate in the Option Plan.

        As of November 1, 2001, approximately 472 employees, including 5 executive officers, and 6 non-employee Board members were eligible to participate in the Option Plan.

VALUATION

        The fair market value per share of common stock on any relevant date under the Option Plan will be the closing selling price per share on the day preceding that date on the Nasdaq National Market. On November 1, 2001, the closing selling price per share was $10.21.

OPTION GRANTS

        Two types of options may be granted under the Option Plan: incentive stock options and non-qualified options. Incentive stock options may be granted at an exercise price per share not less than one hundred percent (100%) of the fair market value of the common stock on the option grant date and non-qualified options may be granted under the Option Plan at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of common stock on the option grant date. No granted option will have a term in excess of ten years.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares.

        The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Option Plan which have exercise prices in excess of the then current market price of common stock and to issue replacement options with an exercise price based on the market price of common stock at the time of the new grant.

GENERAL PROVISIONS

        CHANGE OF CONTROL

        In the event that we are acquired by merger, asset sale or a sale of shares by the stockholder or in the event of our liquidation or dissolution, each outstanding option under the Option Plan which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will terminate and cease to be outstanding effective as of the date of such transaction.

        FINANCIAL ASSISTANCE

        The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options under the Option Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note.

        SPECIAL TAX ELECTION

        The Plan Administrator may provide one or more holders of options with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

        AMENDMENT AND TERMINATION

        The Board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on December 10, 2004.

STOCK AWARDS

        The table below shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of common stock subject to options granted between July 1, 2000 and November 1, 2001 under the Option Plan together with the weighted average exercise price payable per share.


                               OPTION TRANSACTIONS

                                                                       NUMBER OF                 WEIGHTED AVERAGE
NAME                                                               OPTION SHARES (1)              EXERCISE PRICE
----                                                               -----------------              --------------

Young K. Sohn                                                                     400,000                   $6.6700
John Edmunds                                                                       40,000                   $7.9375
Simon P. Dolan                                                                     40,000                   $7.9375
Shlomo Waser                                                                      200,000                   $5.0000
David J. Power                                                                     40,000                   $7.9375
William L. Housley (1)                                                                  -                         -
All current executive officers as a group (5 persons)                             720,000                   $7.6990
All non-employee directors as a group (6 persons)                                 164,000                   $9.0018
All current employees, including current officers, who                          2,934,200                  $11.2860
are not executive officers as a group (461 persons)

(1)     Mr. Housley resigned as Vice President and General Manager, Optical
        Group in January 2001.


FEDERAL INCOME TAX CONSEQUENCES

        OPTION GRANTS

        Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

        NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when vested, an amount equal to the excess of (i) the fair market value of the shares on the date that vesting occurs over (ii) the exercise price paid for the shares. The optionee may, however, elect under
Section 83(b) of the Internal Revenue Code of 1986, as amended, to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Oak in which such ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        We anticipate that any compensation deemed paid by Oak in connection with disqualifying dispositions of incentive stock option shares, or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options is expected to remain deductible by us without limitation under Code Section 162(m). Compensation deemed paid with respect to options that do not constitute performance - based compensation generally must be taken into account for purposes of the $1 million limitation per covered individual and we would not be entitled to a deduction to the extent that the total consideration paid to an individual exceeded $1 million.

ACCOUNTING TREATMENT

        Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to our earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by us over the period that the option shares are to vest. Option grants with an exercise price equal to the fair market value of the shares on the grant date will not result in any charge to our earnings. However, we must disclose in footnotes, and pro-forma statements to our financial statements, the impact those options would have upon our reported earnings were the value of those options at the time of grant treated as a compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

NEW PLAN BENEFITS

        As of November 1, 2001, no option grants have been made under the Option Plan on the basis of the 1,900,000 share increase for which stockholder approval is sought as part of this Proposal.

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of our outstanding voting shares present, or represented and entitled to vote at the 2001 annual meeting, is required for approval of the amendment to the Option Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased. The Option Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Option Plan prior to its amendment until the available reserve of common stock under such plan is issued.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF OUR COMPANY TO ASSURE THAT A SUFFICIENT RESERVE OF COMMON STOCK IS AVAILABLE TO CONTINUE TO

IMPLEMENT A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR OUR COMPANY. THIS WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OUR OFFICERS, EMPLOYEES AND NON-EMPLOYEE BOARD MEMBERS AND OTHER SUCH PARTIES TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN OUR SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.


                                   PROPOSAL 4

           APPROVAL OF AMENDMENT TO 1994 DIRECTORS' STOCK OPTION PLAN

        Our stockholders are being asked to approve an amendment to the 1994 Directors' Stock Option Plan (the "Directors Plan") to eliminate the restriction in the current provisions of the Directors Plan regarding eligibility to participate in the plan, and the amount, price, vesting, payment terms, and timing of grants of options may not be amended more than once every six months.

        All share and per share amounts included in this Proposal reflect the two-for-one (2-for-1) stock split effected on March 28, 1996.

        The Directors Plan became effective on December 13, 1994. Under the Directors Plan, 500,000 shares of Common Stock were originally reserved for issuance.

        The proposed change to the amendment provision of the Directors Plan will bring this provision more into conformity with current practice. More importantly, management and the Board believe that such change, by providing the Board with more discretion and flexibility in amending and implementing the Director Plan, will enable it to respond more quickly and efficiently to the changing needs of Oak to attract and retain non-employee directors in the future. This will enable Oak to remain competitive with other companies in attracting and retaining qualified board members, which is essential to our long-term growth and success.

        The amendments to the Directors Plan which are the subject of this Proposal were adopted by the Board of Directors in October 2001, subject to approval by the stockholders at the annual meeting.

        The following is a summary of the principal features of the Directors Plan. The summary, however, does not purport to be a complete description of all the provisions of the Directors Plan. You may obtain a copy of the actual plan document by sending a written request to our Corporate Secretary at our principal executive offices in Sunnyvale, California.

PLAN ADMINISTRATION

        The Board administers the Directors Plan and, subject to the terms and conditions of such plan, has full power and authority to implement and carry out the Directors Plan.

SHARE RESERVE

        The maximum number of shares of our common stock which may be issued under the Directors Plan is 500,000 shares. As of November 1, 2001, 362,840 shares were available for future option grants under the Directors Plan. The maximum number of shares of common stock that may be issued to any one non-employee director under the Directors Plan is 80,000.

        The shares of common stock issuable under the Directors Plan may be drawn from shares of our authorized but unissued common stock or treasury stock. In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination or like change in corporate structure, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Directors Plan and to each outstanding option.

        Should an option expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Directors Plan.

ELIGIBILITY

        Directors of Oak who are not employees of Oak or any parent of subsidiary of Oak are eligible to participate in the Directors Plan. As of November 1, 2001, six non-employee Board members were eligible to participate in the Directors Plan.

VALUATION

        The fair market value per share of common stock on any relevant date under the Directors Plan will be the closing selling price per share on the day preceding that date on the Nasdaq National Market. On November 1, 2001, the closing selling price per share was $10.21.

OPTION GRANTS

        Only non-qualified options may be granted under the Directors Plan. Each option will have a term of ten years from the date the option is granted.

        Each of these options vests as to 24% of the shares on the one-year anniversary of the date of grant and as to 2% of the shares per month thereafter, so long as the non-employee director remains a member of our Board.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares.

        The Directors Plan provides for an automatic initial grant of options for 20,000 shares of common stock to each non-employee director who on or after December 13, 1994 becomes a member of the Board, on the date the non-employee director first joins the Oak Board (the "Initial Grant"). Each year following the date on which our Board adopted the Directors Plan, on the date of our annual meeting of stockholders, each non-employee director is automatically granted an additional option for 6,000 shares of common stock (a "Succeeding Grant"). Each Initial Grant and each Succeeding Grant vests as to 24% of the shares on the one-year anniversary of the date of grant and as to 2% of the shares per month thereafter, so long as the non-employee director remains a member of our Board. Notwithstanding anything to the contrary, in the event a non-employee director has not yet vested as to 24% of an Initial Grant or a Succeeding Grant and such non-employee director is not re-elected at the annual stockholders' meeting immediately following such grant, 24% of such grant accelerates and becomes immediately exercisable.

GENERAL PROVISIONS

        CHANGE OF CONTROL

        Under the Directors Plan, in the event of a change in control (whether through merger, sale of assets, a tender offer or proxy contest), the vesting of all options will accelerate, and the options will become immediately exercisable in full prior to the consummation of the change in control upon conditions as the Board determines.

        AMENDMENT AND TERMINATION

        The Board may terminate the Directors Plan at any time, and the Directors Plan will in all events terminate in December 2004.

        The Board may amend or modify the Directors Plan in any or all respects whatsoever subject to any required stockholder approval. Notwithstanding the foregoing, the provisions of the Directors Plan regarding eligibility to participate in the plan and the amount, price, vesting, payment terms and timing of grants of options may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986 or ERISA.

        Under the proposed amendment, this restriction against amending more than once every six months, those provisions of the Directors Plan regarding eligibility to participate in the plan and the amount, price, vesting, payment terms and timing of grants of options, will be deleted.

STOCK AWARDS

        The table below shows, as to each of the indicated non-employee directors, the number of shares of common stock subject to options granted between July 1, 2000 and November 1, 2001 under the Directors Plan together with the weighted average exercise price payable per share.


                               OPTION TRANSACTIONS

                                                                       NUMBER OF                  WEIGHTED AVERAGE
NAME                                                                 OPTION SHARES                 EXERCISE PRICE
----                                                                 -------------                 --------------

Richard B. Black                                                                    6,000                     $10.125
K.C. Murphy                                                                             -                           -
David Rynne                                                                        20,000                     $10.410
Peter Simone                                                                        6,000                      $9.048
Timothy Tomlinson                                                                   6,000                      $9.048
David D. Tsang (1)                                                                  6,000                     $10.125
Ta-Lin Hsu (2)                                                                      6,000                     $10.125
Albert Y. C. Yu                                                                     6,000                     $10.125
All non-employee directors as a group (8 persons)                                  56,000                     $10.227

(1)     Mr. Tsang resigned as a director in July 2001.

(2)     Mr. Hsu resigned as a director in July 2001.


FEDERAL INCOME TAX CONSEQUENCES

        Options granted under the Directors Plan are non-statutory options which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code.

        No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when vested, an amount equal to the excess of (i) the fair market value of the shares on the date that vesting occurs over (ii) the exercise price paid for the shares. The optionee may, however, elect under
Section 83(b) of the Internal Revenue Code of 1986, as amended, to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Oak in which such ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

        Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to our earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by us over the period that the option shares are to vest. Option grants with an exercise price equal to the fair market value of the shares on the grant date will not result in any charge to our earnings. However, we must disclose in footnotes and pro-forma statements to our financial statements, the impact those options would have upon our reported earnings were the value of those options at the time of grant treated as a compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the 2001 annual meeting is required for approval of the amendment to the Directors Plan. Should such stockholder approval not be obtained, then such amendment will not be made to the Directors Plan. The Directors Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Directors Plan prior to its amendment until the available reserve of common stock under such plan is issued.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF OUR COMPANY TO PROVIDE THE BOARD WITH INCREASED DISCRETION AND FLEXIBILITY IN AMENDING THE DIRECTOR PLAN, ENABLING US TO RESPOND MORE QUICKLY AND EFFICIENTLY TO THE CHANGING NEEDS OF THE COMPANY TO ATTRACT AND RETAIN NON-EMPLOYEE DIRECTORS IN THE FUTURE.


                                   PROPOSAL 5

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Our Board of Directors has selected PricewaterhouseCoopers LLP as independent public accountants to audit our financial statements for the fiscal year ending June 30, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        On June 5, 2001, Oak dismissed KPMG LLP as its independent accountants. The decision to change accountants was recommended by the Audit Committee of the Board of Directors.

        The reports of KPMG LLP on the financial statements of Oak for the fiscal years ended June 30, 1999 and June 30, 2000, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended June 30, 1999 and June 30, 2000, Oak had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements of Oak for such periods. During the fiscal years ended June 30, 1999 and June 30, 2000, Oak has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Oak engaged PricewaterhouseCoopers LLP as its new independent accountants as of June 5, 2001. During the fiscal years ended June 30, 1998 through June 30, 2000, neither Oak nor anyone on its behalf has consulted with PricewaterhouseCoopers LLP regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on Oak's financial statements.

        Oak previously provided KPMG LLP with a copy of the disclosures made with respect to the change in accountants in connection with filing the Current Report on Form 8-K filed June 12, 2001. KPMG LLP furnished Oak with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made by Oak in such Current Report. A copy of the letter from KPMG LLP was filed as an exhibit to Oak's Current Report on Form 8-K filed June 12, 2001.

        The affirmative vote of a majority of the shares represented and voting at the annual meeting is required for approval of this proposal. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of Oak and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock by (i) all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock, (ii) each director and nominee for director, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below and (iv) all current executive officers and directors as a group. The information in the following table is as of November 1, 2001.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The table assumes that all options granted under our Option Plan and Directors Plan become exercisable in accordance with their respective vesting terms. The percentage ownership is based on 54,881,178 shares of common stock outstanding on November 1, 2001. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after November 1, 2001 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.


                                                                                         SHARES OWNED
                                                                         ---------------------------------------------
NAME OF BENEFICIAL OWNERS                                                     NUMBER OF                PERCENTAGE
                                                                               SHARES                    OF CLASS
                                                                         --------------------      -------------------

Young K. Sohn                                                                      2,321,000               4.2%
John S. Edmunds                                                                       95,800               *
Simon P. Dolan                                                                        66,693               *
Shlomo Waser                                                                               -               *
David J. Power                                                                             -               *
Richard B. Black                                                                     264,961               *
K.C. Murphy                                                                             2000               *
David Rynne                                                                                -               *
Peter Simone                                                                         173,631               *
Timothy Tomlinson                                                                     67,464               *
Albert Y. C. Yu                                                                       17,880               *
Executive officers and directors as a group (11 persons)                           3,009,829               5.5%

   * Less than 1%


        ADDITIONAL INFORMATION. Additional information regarding the beneficial ownership of shares held by these persons is indicated below. The address of Messrs. Sohn, Edmunds, Dolan, Waser and Power is c/o Oak Technology, Inc., 139 Kifer Court, Sunnyvale, CA 94086. The address of Mr. Black is 10655 N. Upper Meadow Road, Moose, WY 83012. The address of Mr. Murphy is 18641 Withey Rd., Los Gatos, CA 95030. The address of Mr. Rynne is 26120 Rancho Manuella Ln, Los Altos Hills, CA 94022. The address of Mr. Simone is 61 Lehigh Road, Wellesley, MA 02482. The address of Mr. Tomlinson is c/o Tomlinson Zisko Morosoli & Maser LLP, 200 Page Mill Road, 2nd Floor, Palo Alto, CA 94306. The address of Mr. Yu is 13416 Middle Fork Lane, Los Altos Hills, CA 94022. The address of Mr. Tsang is 21677 Rainbow Drive, Cupertino, CA 95014.

        Mr. Sohn: 1,394,600 of these shares are subject to options exercisable within 60 days of November 1, 2001. Mr. Sohn is Chairman of the Board, President and Chief Executive Officer of Oak.

        Mr. Edmunds: 95,800 of these shares are subject to options exercisable within 60 days of November 1, 2001. Mr. Edmunds is Senior Vice President of Finance and Chief Financial Officer of Oak.

        Mr. Dolan: 65,200 of these shares are subject to options exercisable within 60 days of November 1, 2001. Mr. Dolan is Senior Vice President and General Manager, Imaging Group, of Oak.

        Mr. Waser: Mr. Waser is Senior Vice President and General Manager, Optical Storage, of Oak.

        Mr. Power: Mr. Power is Vice President of Legal, General Counsel and Secretary of Oak.

        Mr. Black: 200,520 of these shares are subject to options exercisable within 60 days of November 1, 2001. Mr. Black is Vice-Chairman of the Oak Board.

        Mr. Murphy: 2000 of these shares are subject to options exercisable within 60 days of November 1, 2001. Mr. Murphy is a director of Oak.

        Mr. Rynne: Mr. Rynne is a director of Oak.

        Mr. Simone: 11,840 of these shares are subject to options exercisable within 60 days of November 1, 2001. Mr. Simone is a director of Oak.

        Mr. Tomlinson: 46,720 of these shares are subject to options exercisable within 60 days of November 1, 2001. Mr. Tomlinson is a director of Oak.

        Dr. Yu: 17,880 of these shares are subject to options exercisable within 60 days of November 1, 2001. Dr. Yu is a director of Oak.

        Executive officers and directors as a group: 1,834,560 of these shares are subject to options exercisable within 60 days of November 1, 2001.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth information for the fiscal years ended June 30, 2001, June 30, 2000 and June 30, 1999 concerning compensation paid or accrued by us to (i) the Chief Executive Officer, (ii) the four most highly compensated executive officers whose total annual salary and bonus for fiscal year 2001 exceeded $100,000 and who were serving as executive officers as of June 30, 2001, and (iii) one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of June 30, 2001.


                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                     ANNUAL COMPENSATION                       AWARDS
                                        -----------------------------------------------    ---------------
NAME AND PRINCIPAL            YEAR      SALARY ($)       BONUS($)        OTHER ANNUAL        SECURITIES         ALL OTHER
POSITION                                                    (1)          COMPENSATION        UNDERLYING        COMPENSATION
                                                                                              OPTIONS
-------------------------    -------    ------------    ------------     --------------    ---------------    ---------------

Young K. Sohn(2)             2001       $   450,000     $        --      $          --            400,000     $        3,045
President and Chief          2000           450,000              --                 --            100,000              1,852
Executive Officer            1999           151,731              --          2,000,000          2,040,000             56,245

John S. Edmunds(3)           2001           200,000              --                 --             40,000              4,118
Senior Vice President        2000            76,731              --                 --            210,000              1,076
of Finance and Chief         1999               N/A             N/A                N/A                N/A                N/A
Financial Officer

Simon P. Dolan (4)           2001           210,000              --                 --             40,000             45,380
Senior Vice President        2000           134,584          25,000                 --            190,000            188,440
and General Manager,         1999               N/A             N/A                N/A                N/A                N/A
Imaging Group

Shlomo Waser (5)             2001            68,365         100,000                 --            200,000              2,801
Senior Vice President        2000               N/A             N/A                N/A                N/A                N/A
and General Manager,         1999               N/A             N/A                N/A                N/A                N/A
Optical Storage

David J. Power (6)           2001           156,923              --                 --            100,000              2,585
Vice President of            2000               N/A             N/A                N/A                N/A                N/A
Legal, General Counsel       1999               N/A             N/A                N/A                N/A                N/A
and Secretary

William L. Housley(7)        2001           208,015              --                 --                 --              1,800
Vice President and           2000           190,000           1,549                 --             50,000              1,585
General Manager,             1999           147,500          76,549            100,000                 --                 --
Optical Group

---------------------------------

(1) The award of any performance bonus is subject to the discretion of the Compensation Committee of the Board and if awarded, will be based upon achievement of targets established for financial performance and attainment of other annual goals as determined by the Compensation Committee. No bonus will be paid for achievement of any of the designated levels of operating results unless a specified minimum level of income before income taxes is achieved by Oak. Additionally this represents bonus monies paid as part of hire on package.

(2) All other compensation for fiscal 2001 includes 401(k) matching contribution of $2,125, group term life insurance premium of $540 and long-term disability of $380 paid by Oak. In fiscal year 1999, Mr. Sohn was awarded a $2,000,000 loan, for which the payment of principal and interest are to be forgiven in three equal annual installments over a three-year period measured from the first anniversary of the loan.

(3) Mr. Edmunds joined Oak in January 2000. All other compensation for fiscal 2001 includes 401(k) matching contribution of $2,600, group term life insurance premium of $419, long-term disability of $379 and medical plan opt out payment of $720 paid by Oak.

(4) Mr. Dolan joined Oak in October 1999. All other compensation for fiscal 2001 includes relocation expenses of $42,315, 401(k) matching contribution of $2,273, group term life insurance premium of $431 and long-term disability of $361 paid by Oak.

(5) Mr. Waser joined Oak in March 2001. All other compensation for fiscal 2001 includes 401(k) matching contribution of $2,112, group term life insurance premium of $572 and long-term disability of $117 paid by Oak.

(6) Mr. Power joined Oak in July 2000. All other compensation for fiscal 2001 includes 401(k) matching contribution of $1,966, group term life insurance premium of $321 and long-term disability of $298 paid by Oak.

(7) Mr. Housley joined Oak in March 1999 and resigned from Oak in January 2001. All other compensation for fiscal 2001 includes 401(k) matching contribution of $1,327, group term life insurance premium of $265 and long-term disability of $208 paid by Oak. In fiscal year 1999, Mr. Housley was awarded a $100,000 loan, for which the payment of principal and interest were to be forgiven in three equal annual installments. Upon termination of his employment with Oak in January 2001, the remaining principal and interest on the loan was forgiven.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table contains information concerning the stock options granted to the persons named in the Summary Compensation Table during the fiscal year ended June 30, 2001. No stock appreciation rights were granted in fiscal 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                  ($) AT ASSUMED ANNUAL RATES
                                                           INDIVIDUAL GRANTS                      OF STOCK PRICE APPRECIATION
                                                                                                      FOR OPTION TERM (1)
                                            -------------------------------------------------    -------------------------------
NAME                        NUMBER OF         PERCENT OF
                           SECURITIES        TOTAL OPTIONS
                           UNDERLYING         GRANTED TO        EXERCISE OR
                             OPTIONS         EMPLOYEES IN        BASE PRICE       EXPIRATION
                           GRANTED (2)        FISCAL YEAR        ($/SH)(3)           DATE             5%               10%
----------------------     ------------     ----------------    -------------     -----------    -------------    --------------

Young K. Sohn                 400,000   (4)         11.0488     $     6.6700        04/17/11     $  1,677,891     $   4,252,105

John Edmunds                    40,000  (4)          1.1049           7.9375        01/26/11          199,674           506,013


Simon P. Dolan                  40,000               1.1049           7.9375        01/26/11          199,674           506,013


Shlomo Waser                   200,000               5.5244           5.0000        03/05/11          628,895         1,593,742

David J. Power                  60,000               1.6573          22.6875        08/01/10          856,082         2,169,481
                                40,000               1.1049           7.9375        01/26/11          199,674           506,013
William L. Housley (5)               -                    -                -               -                -                 -

-----------------------------------------


(1) Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2) All options except those noted, become vested for (i) either 24% of the underlying shares on the first anniversary of the grant date or 36% of the underlying shares on the 18-month anniversary of the grant date and
       (ii) for the balance of the shares in a series of successive equal monthly installments of 2% of the remaining option shares measured from the first anniversary of the vesting commencement date. Each option, unless noted was granted with a term of ten (10) years.

(3) The exercise price may be paid in (i) cash, (ii) shares of common stock held for the requisite period to avoid a charge to our earnings for financial reporting purposes, (iii) through a same-day sale program or
       (iv) subject to the discretion of the Plan Administrator, by delivery of a full-recourse, secured promissory note payable to Oak.
(4)    The options all accelerate in full upon a change of control of Oak.
(5)    Mr. Housley resigned from Oak in January 2001.

OPTION EXERCISES AND FISCAL 2001 YEAR-END VALUES

        The following table provides certain information concerning exercises of options to purchase our common stock in the fiscal year ended June 30, 2001 by the persons named in the Summary Compensation Table and sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of June 30, 2001. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of June 30, 2001. We have not issued any stock appreciation rights.


           AGGREGATE OPTION EXERCISES AND FISCAL 2001 YEAR-END VALUES


                                                             NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS
                                                          OPTIONS AT FISCAL YEAR-END               AT FISCAL YEAR-END (1)
                              SHARES                      -------------------------------     -------------------------------------
                             ACQUIRED
                               ON           VALUE
                             EXERCISE      REALIZED      EXERCISABLE      UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
                            ----------    ----------    ------------     --------------     ----------------    -----------------

Young K. Sohn                 445,000     8,208,330         928,303            936,697       $    6,784,080      $     5,064,270

John S. Edmunds                     -             -          70,600            179,400                    -              106,100

Simon P. Dolan                 25,000       564,706          42,400            162,600              186,880              649,220

Shlomo Waser                        -             -               -            200,000                    -            1,118,000

David J. Power                      -             -               -            100,000                    -              106,100

William L. Housley (2)         54,850     1,026,602               -                  -                    -                    -

--------------------------------------------


(1) Calculated by determining the difference between the fair market value of the securities underlying the options at June 29, 2001 (based on the closing price of $10.59 for our common stock on the Nasdaq National Stock Market on June 29, 2001) and the exercise price of the options.
(2)    Mr. Housley resigned from Oak in January 2001.

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of Oak is responsible for assisting the Board in fulfilling its financial oversight responsibilities and reviewing Oak's financial reporting process, systems of internal control, audit process and process for monitoring compliance with laws and regulations. A more detailed description of the functions of the Audit Committee can be found in Oak's Audit Committee Charter, attached to this proxy statement as Appendix A. Oak's management has primary responsibility for preparing Oak's financial statements and Oak's financial reporting process. Oak's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Oak's audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee hereby reports as follows:

        1. The Audit Committee has reviewed and discussed the audited financial statements with Oak's management.

        2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

        3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

        4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Oak's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

        Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

        The fees paid to Oak's independent auditors for the year ended June 30, 2001 were as follows:

AUDIT FEES

        In the past fiscal year, $300,000 in aggregate fees were billed for professional services rendered for the audit of Oak's annual financial statements for the year ended June 30, 2001 and the reviews of the financial statements included in Oak's Forms 10-Q during the fiscal year ended June 30, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        In the past fiscal year, there were no fees billed for professional services related to financial information systems design and implementation.

ALL OTHER FEES

        In the past fiscal year, $150,000 in fees were billed for the professional services other than the services captured by "Audit Fees" and "Financial Information Systems Design and Implementation Fees."

        The undersigned members of the Audit Committee have submitted this
Report:

                                   David Rynne
                                   Peter Simone
                                   Timothy Tomlinson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during fiscal year 2001 were Ta-Lin Hsu and Albert Yu. Since July 2001, the Compensation Committee has been comprised of David Rynne and Albert Yu. None of the members of the Compensation Committee was at any time during the 2001 fiscal year or at any other time an officer or employee of Oak.

        No executive officer of Oak served on the Compensation Committee of another entity or on any other committee of the board of directors of another entity performing similar functions, during the last fiscal year.

EMPLOYMENT, CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

        On February 22, 1999, we entered into an employment agreement with Mr. Sohn in connection with his employment as our President and Chief Executive Officer. Pursuant to this agreement, Mr. Sohn is paid an annual base salary of $450,000 and is eligible to receive a performance bonus of 60% to 120% of his base salary for each fiscal year beginning with fiscal 2000 based on the achievement of certain fiscal and performance based objectives as agreed to with the Board. Mr. Sohn also executed a promissory note on February 22, 1999 for $2,000,000 with interest payable at a rate of 4.62% per annum, compounded annually. Oak will forgive the repayment of principal and accrued interest on the note in three equal annual installments beginning February 25, 2000 provided Mr. Sohn is continuously employed with Oak during each year in the three-year note term.

        Mr. Sohn was granted an option to purchase 2,000,000 shares of the Company's common stock with an exercise price of $3.00 per share. The option shares vest in 50 equal monthly installments. In addition, all shares will vest upon a change in control of Oak (whether by merger, asset sale or sale of stock by the stockholders) or a dissolution of Oak. If Mr. Sohn's employment is terminated without cause, then the number of shares in which he will be vested will be increased to the number of shares in which he is otherwise vested plus 12.5% of the option shares. Mr. Sohn exercised the option on February 22, 1999, subject to Oak's right to repurchase any shares in which he is not vested upon his termination of employment.

        If Mr. Sohn's employment is terminated without cause, Mr. Sohn will receive his base salary for 6 months and 50% of his target performance bonus. In the event that Mr. Sohn's employment is terminated without cause or if he resigns for good reason (including as a result of a decrease in his salary or performance bonus or a change in his title, authority or responsibilities) within 12 months of a change in control of Oak, he will receive (i) his base salary for a period of 12 months and (ii) his target performance bonus.

        Effective March 31, 2001, Oak entered into an Executive Officer Severance Agreement with David Power and John Edmunds. Under the agreement, if the executive is terminated for any reason other than for "cause," as that term is defined in the agreement, or if the executive is terminated by "constructive termination," as defined in the agreement, he will receive (i) severance payments during the severance period at his then current base salary; (ii) his then current targeted bonus, in an amount that would be payable if 100% of the targets for both Oak and the executive had been achieved for the fiscal year of his termination; and (iii) medical benefits for the severance period. In addition, the executive's options will continue to vest during the severance period. The executive will forfeit options that have not vested as of the end of the severance period, and will have ninety (90) days after the severance period to exercise the vested options. The agreement with Mr. Power provides for a 6-month severance period and the agreement with Mr. Edmunds provides for a 12-month severance period.

        Effective March 31, 2001, Oak entered into an Executive Officer Severance Agreement with Shlomo Waser and Simon Dolan. Under the agreement, if the executive is terminated for any reason other than for "cause," as that term is defined in the agreement, or if the executive is terminated by "constructive termination," as defined in the agreement, he will receive (i) severance payments during a six-month severance period at his then current base salary;
(ii) his then current targeted bonus, in an amount that would be payable if 100% of the targets for both Oak and the executive had been achieved for the fiscal year of his termination; and (iii) medical benefits for the severance period. In addition, all of the executive's options will have their vesting accelerated in the event of a constructive termination. Mr. Waser's options will accelerate their vesting by 12 months and Mr. Dolan's options will accelerate their vesting by 6 months. The executive will forfeit options that have not vested as of the end of the severance period, and will have ninety (90) days after the severance period to exercise the vested options.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee is comprised of two independent, non-employee directors of Oak, neither of whom is a former employee of Oak. The Compensation Committee was comprised of Ta-Lin Hsu and Albert Yu until July 2001, and is currently comprised of David Rynne and Albert Yu. The Compensation Committee's primary function is to provide guidance and leadership to the Board and senior management of Oak to enable them to design and execute compensation programs which attract and retain key talents. The primary role of the Compensation Committee is to review and approve salary, bonus, stock options and other benefits, direct or indirect, of our employees.

        We have considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered to be performance based. Oak's 1994 Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the plan will qualify as performance-based compensation and will not be subject to the $1 million limitation. Our policy is to qualify to the extent reasonable our executive officers' compensation for deductibility under applicable tax laws.

        Our compensation program and policies are designed to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders. Our compensation program utilizes base salary, performance based cash bonuses and stock options to motivate executive officers to achieve our business objectives and to recognize the value achieved by the executive team for our stockholders.

SALARY

        During the fiscal year, the Committee reviews with the Chief Executive Officer, and approves, with modifications it deems appropriate, an annual salary plan for our executive officers. In making individual base salary decisions, the Committee reviews each officer's duties and the contributions the officer has made to our overall performance. The Committee also compares the salary of each officer with other officers' salaries, taking into consideration the number of years employed by us, the possibility of future promotions and the extent and frequency of prior salary adjustments.

INCENTIVE COMPENSATION

        We have continued an executive bonus plan, which is based upon achievement of targets established for financial performance and attainment of other annual goals as determined by the Committee. For the purposes of the bonus calculation under the bonus plan, performance is measured according to achievement of approved targets in specified categories. If the targeted levels are met, generally, each participant in the bonus plan may earn a bonus of up to 40% of such executives officer's base salary, with the exception of the Chief Executive Officer who is eligible to earn a bonus from 60--120% of base salary. Payment of this performance bonus is based upon the achievement or fiscal and performance-based objectives as agreed to by the Board. If the targeted levels are exceeded, additional bonuses are earned. The maximum bonus, which can be earned in any year by an executive under the plan, is 150% of the targeted bonus. No bonus will be paid for achievement of any of the designated levels of operating results unless we achieve a specified minimum level of income before income taxes. In addition, regardless of whether targeted performance levels are met, any award is subject to the discretion of the Compensation Committee of our Board.

STOCK OPTIONS

        The Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for our stockholders. Generally the Committee grants stock options at the commencement of an executive officer's employment and, depending upon that officer's performance and the appropriateness of additional awards to retain key employees, periodically thereafter. In making its determination as to grant levels, the Committee takes into consideration prior grants to such executive, the number of years such officer has been employed by us, grants made in the broad high tech industry to similarly situated executives, and, in the case of an initial grant, the sufficiency of such grant to attract the executive to accept employment with us.

CEO COMPENSATION

        The Committee independently determines the base salary for the Chief Executive Officer based on the assessment of our performance against our present goals, our performance within the semiconductor industry, the overall performance of the Chief Executive Officer, and the compensation levels of similarly situated chief executive officers.

        Mr. Sohn's compensation was negotiated by the Oak Board in light of the objectives and assessment mentioned above. Pursuant to his employment agreement dated February 22, 1999, Mr. Sohn's annual base salary is $450,000. Mr. Sohn did not receive a performance bonus during fiscal 2001. In fiscal year 1999, Mr. Sohn received a special bonus of $2,000,000 (adjusted for inflation), structured as a loan forgiven in three equal annual installments upon completion of each year of service measured from February 26, 1999. The first installment of this loan was forgiven as of February 26, 2000, and the second installment was forgiven as of February 25, 2001. Mr. Sohn was also granted an option to purchase 2,000,000 shares of common stock at an exercise price of $3.00 per share. Additionally, pursuant to his employment agreement dated February 22, 1999, this agreement provided an accelerated vesting of 50% of the unvested shares at such time as Oak's common stock has an average closing price of $20.00 or more for 30 consecutive calendar days. This acceleration clause was triggered on August 1, 2000. The option shares vest in 50 equal monthly installments, and the vesting will accelerate upon a change of control of Oak or certain terminations of Mr. Sohn's employment.

        During fiscal 2001, Mr. Sohn was granted an option to purchase 400,000 shares of common stock at an exercise price of $6.67. These options have a term of ten years and become vested for (i) 24% of the underlying shares on the first anniversary of the grant date and (ii) for the balance of the shares in a series of successive equal monthly installments of 2% of the remaining option shares measured from the first anniversary of the vesting commencement date. The vesting will accelerate upon a change of control of Oak or certain terminations of Mr. Sohn's employment.

                                                  Compensation Committee

                                                  David Rynne
                                                  Albert Yu

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with his employment arrangement, Mr. Sohn also executed a promissory note on February 22, 1999 for $2,000,000 with interest payable at a rate of 4.62% per annum, compounded annually. Oak will forgive the repayment of principal and accrued interest on the note in three equal annual installments beginning February 25, 2000 provided Mr. Sohn is continuously employed with Oak during each year in the three-year note term. The first installment of this loan was forgiven as of February 26, 2000, and the second installment was forgiven as of February 25, 2001. Upon Mr. Sohn's termination of service with Oak, any remaining unforgiven note principal and accrued interest becomes due and payable.

        We loaned Mr. Besen, formerly the Chief Technology Officer of Oak, the principal sum of $250,000 during fiscal 1999. Under the terms of this loan arrangement, Oak would forgive repayment of the principal (together with accrued interest) in three equal annual installments, with the first such installment occurring in July 2000. Mr. Besen's employment with Oak was terminated in January 2001. Mr. Besen has fully repaid the remaining unforgiven portion of the note.

        Oak had a similar arrangement with William Housley, formerly the general manager of our Optical Storage Group. Mr. Housley resigned from Oak in January 2001. Mr. Housley's loan was for the principal sum of $100,000 paid during fiscal 1999, and the first of his three equal annual installments for loan forgiveness (together with accrued interest) occurred in July 2000. Upon the termination of Mr. Housley's service with Oak in January 2001, the remaining principal and interest on the loan was forgiven.

        Mr. Tomlinson is a general partner of Tomlinson Zisko Morosoli & Maser LLP, a law firm that provides legal services to Oak.

        Mr. Tsang, who served as Chairman of the Board of Directors of Oak prior to his resignation in July 2001, had a consulting arrangement with Oak in which he assisted Mr. Sohn in strategic technology initiatives and vendor/customer relationships. For his services during fiscal 2001 Mr. Tsang was paid a fee of $174,388.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all executive officers, directors and more than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal year 2001.

                        COMPARISON OF STOCKHOLDER RETURN

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total return of the H&Q Semiconductor Sector Index and the Nasdaq Stock Market Index-U.S. for the period commencing on June 30, 1996 and ending on June 30, 2001.




                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *
        AMONG OAK TECHNOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & q SEMICONDUCTORS INDEX



                    OAK             NASDAQ STOCK      J.P. MORGAN H & Q
              TECHNOLOGY, INC.      MARKET (U.S.)       SEMICONDUCTORS
              ----------------      -------------       ---------------

6/96              100.00               100.00               100.00
6/97              104.00               121.60               181.35
6/98               48.67               160.06               148.65
6/99               38.67               230.22               315.09
6/00              230.01               340.37               811.20
6/01              112.96               184.51               447.50


(1)     Oak effected a 2-for-1 split of its common stock on March 28, 1996.
(2) June 29, 2001was the last day of trading for our fiscal year ended June 30, 2001.

                          TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the accompanying proxy.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2002 ANNUAL MEETING

        Proposals of stockholders intended to be presented at the 2002 annual meeting of the stockholders must be received by the Corporate Secretary of Oak at its offices at 139 Kifer Court, Sunnyvale, California 94086, no later than August 23, 2002 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy statement for that meeting.


                                         By order of the Board of Directors

                                         /s/ David J. Power
                                         ----------------------------------
                                         David J. Power
                                         Vice President, General Counsel
                                         & Secretary

Sunnyvale, California
December 21, 2001

                                                                      APPENDIX A
                                                                      ----------




                              OAK TECHNOLOGY, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the systems of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations and with the code of conduct.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditors and any internal audit function are ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.


MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the National Association of Security Dealers (NASD) no later than June 14, 2001.


KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, any internal auditors as well as external auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

KEY RESPONSIBILITIES CONT.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select - subject to shareholder approval, review, evaluate and, where appropriate, replace the outside auditors.

o The Committee shall review with management and the outside auditors the financial reporting process in general as well as the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). The Committee shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61 " Communication with Audit Committees", as periodically amended. This discussion would include a discussion of the scope of audit plan, complex and unusual transactions, changes in accounting policies, "changes in estimates" and areas of concern. In addition, it will also include a discussion of the quality of the Company's accounting measurements and disclosures. The result of this discussion will form the basis of the Committee's recommendation to the Board as to whether to approve the filing of any audited financial statements and notes thereto with the SEC. In making their recommendation to the Board of Directors, the Committee will rely on the representations of management and the opinions of experts retained by the Company and therefore is only expected to make a recommendation based on information which it receives.

o       The Committee shall request from the outside auditors annually:

        a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1, as periodically amended; and

        a discussion with the outside auditors of any such disclosed relationships and their impact on the outside auditors' independence; followed by a recommendation that the Board of Directors take appropriate action, if any is required, to ensure the independence of the outside auditors in response to the outside auditors' disclosure and to satisfy itself of the outside auditors' independence.

KEY RESPONSIBILITIES CONT.


o As a whole, or through the Committee chair, the Committee shall review with management and the outside auditors the Company's interim financial results to be included in the Company's published quarterly or other interim results. This review will occur prior to the Company's press release announcing any quarterly earnings results.

o Prior to filing the Company's SEC Form 10Q, the management shall confirm to the Audit Committee chair either via teleconference with the auditors, or via e-mail with a copy to the outside auditors, that the outside auditors have reviewed the filing and no material disagreements with management or other material issues have gone unresolved prior to filing.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o The Committee shall review with management cash management, foreign currency, derivative, investment and other treasury programs and compliance with policies.

o Following completion of the annual audit, the Committee shall review separately with the outside auditors, the internal auditing function and management of any significant difficulties encountered during the course of the audit.

o The Committee shall perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

o The Committee shall convene at least four times per year, and shall hold special meetings as circumstances require to carry out the responsibilities noted above.

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                                   DETACH HERE

                                     PROXY

                              OAK TECHNOLOGY, INC.


                      2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 5, 2002


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


The undersigned hereby appoints David J. Power and Young K. Sohn, and each of them as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the 2001 Annual Meeting of the Company, to be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California on February 5, 2002 at 8:30 a.m. local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE OR VOTE BY TELEPHONE OR INTERNET SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

------------                                                        ------------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
  SIDE                                                                  SIDE
------------                                                        ------------

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----------------------                                -----------------------
Vote by Telephone                                      Vote by Internet
----------------------                                -----------------------
It's fast, convenient, and immediate!                 It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                  confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------    ------------------------------------------------------
Follow these four easy steps:                         Follow these four easy steps:

1. Read the accompanying Proxy Statement and          1. Read the accompanying Proxy Statement and
   Proxy Card.                                           Proxy Card.

2. Call the toll-free number                          2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).                      http://www.eproxyvote.com/oakt

3. Enter your 14-digit Voter Control Number           3. Enter your 14-digit Voter Control Number
   located on your Proxy Card above your name.           located on your Proxy Card above your name.

4. Follow the recorded instructions.                  4. Follow the instructions provided.

--------------------------------------------------    ------------------------------------------------------
Your vote is important!                               Your vote is important!
Call 1-877-PRX-VOTE anytime!                          Go to http://www.eproxyvote.com/oakt anytime!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
INTERNET







                                                         DETACH HERE

     Please mark
/X/  votes as in
     this example.

Your board of directors unanimously recommends that you vote to approve proposals 1, 2, 3, 4 and 5.

                                                                                                              FOR   AGAINST  ABSTAIN
 1. To elect three Class I directors to hold office for a            2. To amend the 1994 Employee Stock      / /     / /      / /
    three-year term or until their successors are elected               Purchase Plan, as described in the
    and qualified.                                                      Company's proxy statement.
    Nominees: (01) Peter Simone, (02) Young K. Sohn and
              (03) Timothy Tomlinson                                 3. To amend the 1994 Stock Option Plan
                                                    MARK HERE           to increase the number of shares of   FOR   AGAINST  ABSTAIN
            FOR                     WITHHELD        IF YOU PLAN  /  /   common stock authorized for issuance  / /     / /      / /
            ALL     /  /      /  /  FROM ALL        TO ATTEND           over the term of the Option Plan by
          NOMINEES                  NOMINEES        THE MEETING         1,900,000 shares.
                                                                                                              FOR   AGAINST  ABSTAIN
                                                    MARK HERE         4. To amend the 1994 Outside Directors' / /     / /      / /
                                                    FOR ADDRESS  /  /    Stock Option Plan, as described in
      /   /                                         CHANGE AND           the Company's proxy statement.
           ---------------------------------------  NOTE BELOW                                                FOR   AGAINST  ABSTAIN
           For all nominees except as noted above                     5. To ratify the appointment of         / /     / /      / /
                                                                         PricewaterhouseCoopers LLP as the
                                                                         Company's independent public
                                                                         accountants for the fiscal year
                                                                         ending June 30, 2002.

                                                                      6. To transact any other business as may properly come before the annual meeting or any adjournment or postponement of
                                                                         the annual meeting.

                                                                      Sign exactly as your name(s) appear(s) on your stock
                                                                      certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or
                                                                      Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should
                                                                      give their full title. Please date the Proxy.

Signature:                                 Date:               Signature:                                     Date:
          ---------------------------------     ---------------          -------------------------------------     ----------------
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